                                                                   Exhibit 10.17


            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                                              1,463,522 Warrants

                                2WAY MEDIA, INC.

                              WARRANT CERTIFICATE

            This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered pursuant to that certain letter agreement dated as of September 8, 1997 by and between Allen & Company Incorporated and 2Way Media, Inc. (the "Engagement Letter") Allen & Company Incorporated or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined), one fully paid and non-assessable share of Common Stock, $0.25 par value ("Common Stock"), of 2Way Media, Inc., a Delaware Corporation (the "Company"), at a purchase price of $0.25 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.

            1.   Warrant; Purchase Price

            Each Warrant shall entitle the Holder to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants shall initially be $0.25 per share of Common Stock, subject to adjustment as hereinafter provided (the "Purchase Price"). The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6.

            2.    Exercise; Expiration Date

            2.1 The Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company, together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the

Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

     2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on September 8, 2002, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

     3.   Registration and Transfer on Company Books

     3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants.

     3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

     3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to officers or directors of the Holder, without the consent of the Company. The Company shall register upon its books any transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing, in the aggregate, the number of Warrants evidenced by the Warrant Certificate surrendered.

     4.   Reservation of Shares

     The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance, such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

        5. Loss or Mutilation

        Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

        6. Adjustment of Purchase Price and Number of Shares Deliverable

        6.1 The number of shares of Common Stock purchasable upon the exercise of each Warrant (such shares being referred to in this Section 6 as the "Warrant Shares") and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Paragraph
        (a) shall become effective retroactively as of the record date of such event.

                (b) Intentionally Deleted.

                (c) In case the Company shall distribute to all holders of its shares of Common Stock, or all holders of Common Stock shall otherwise become entitled to receive shares of capital stock of the Company
        (other than dividends or distributions on its Common Stock referred to in Paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares of the Company's capital stock or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in Paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction of which the numerator shall be the then Market Price Per Share of Common Stock (as determined pursuant to Section 9(b)) on the record date mentioned below in this Paragraph (c), and of which the denominator shall be the then Market Price Per Share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, in good faith) of the portion of the shares of the Company's capital stock other than Common Stock, evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

          (d) In the event of any capital reorganization or any reclassification of the capital stock of the Company, or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case, appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          6.2 In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 6.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 6.2, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

          6.3  Intentionally Deleted.

          6.4 Upon the issuance by the Company of any shares of Common Stock or any rights, options or warrants or securities convertible into Common Stock in connection with the currently contemplated private placement of Series D Preferred Stock or other capital stock of the Company, then, forthwith upon such issue, the number of Warrant Shares purchasable under each Warrant shall be increased by multiplying such number of Warrant Shares by a number determined by dividing (x) the number of shares of Common Stock of the Company (including shares of Common Stock issuable upon exercise, conversion or exchange of any rights, options, warrants or securities convertible into or exchangeable for shares of Common Stock of the Company) outstanding after the issuance of any such Private Placement Shares multiplied by 0.07 by (y) the number of Warrant Shares issuable to the Holder under this Warrant Certificate immediately prior to the issuance of any such Private Placement Shares. For the purpose of the above determination, the following provisions shall be applicable:

            (a) In case the Company shall in any manner issue any options, warrants or other rights to subscribe for or to purchase shares of Common Stock, then, for the purposes of this Section 6.4, (i) all shares which the holders of such rights shall be entitled thereby to subscribe for or purchase shall be deemed to be issued as of the date of issue of such rights, and (ii) the minimum aggregate consideration payable pursuant to such rights for the shares covered thereby, plus the consideration, if any, received by the Company for such rights, shall be deemed to be the consideration actually received by the Company (as of the date of the issue of such rights) for the issue of the total number of shares underlying such rights.

            (b) In case the Company shall in any manner issue any securities or obligations directly or indirectly convertible into or exchangeable for shares of Common Stock, then, for the purposes of this Section 6.4,
      (i) all shares to which holders of such securities or obligations shall thereby be entitled upon conversion or exchange shall be deemed to be issued as of the date of issue of such securities or obligations, and
      (ii) the aggregate amount received or receivable by the Company in consideration for the issue of such securities or obligations, plus the minimum aggregate amount of additional consideration, if any, payable upon conversion or exchange of such securities or obligations, shall be deemed to be the consideration actually received (as of the date of the issue of such securities or obligations) for the issue of the total number of shares issuable upon conversion or exchange of such securities or obligations.

            (c) The consideration received by the Company for any shares of Common Stock, or rights to acquire Common Stock, shall be deemed to be the proceeds received for such shares or rights, excluding cash received on account of accrued interest or accrued dividends and after deducting therefrom any and all commissions and expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issue of such shares or rights.

            (d) No adjustment of the Purchase Price of the Warrants Shares shall be made as a result of, or in connection with, the issuance of such number of shares of Common Stock or options to purchase Common Stock issued in connection with any currently existing duly authorized employee stock option plan of the Company.

          (e) For the purposes of this Section 6.4, (i) the term "issue" of shares or securities by the Company shall be deemed to include any issuance, sale or other disposition of shares or securities of the Company, including shares held in the treasury of the Company, (ii) the term "Common Stock" shall include any capital stock of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any liquidation and (iii) in no event shall the Purchase Price with respect to the Warrant Shares be increased, or the number of Warrant Shares purchasable under any Warrant be decreased, as a result of the provisions of this Section 6.4.

          6.5 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it is in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

          6.6 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

     6.7 In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

          (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Stock); or

          (b) the Company shall offer for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

          (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

          (d) the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Stock; or

          (e)  there shall be any capital change in the Company as set forth in
     Section 6.1(d); or

          (f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity); or

          (g) the Company shall issue any shares of Common Stock, or rights, options or warrants or securities convertible into Common Stock, for a consideration per share less than the Purchase Price as provided in Subsection 6.3 hereof; or

          (h) the Company shall issue any shares of Common Stock, or rights, options or warrants or securities convertible into Common Stock, in connection with the next private placement of capital stock of the Company.

(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to the Holder, not less than 20 days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if 20 days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants.

        6.8 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

        7.  Conversion Rights

        7.1  In lieu of exercise of any portion of the Warrants as provided in
Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of Warrants to be so converted, (b) the number of shares of Common stock then issuable upon the exercise of each Warrant and (c) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9(b)) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion.

        7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate, accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate in principal amount equal to the unconverted portion of the Warrant Certificate.

     8.   Voluntary Adjustment by the Company

     The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

     9.   Fractional Shares and Warrants; Determination of
          Market Price Per Share

     9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9(b) below) as of the last business day preceding the date on which the Warrants are presented for exercise.

     9.2 As used herein, the "Market Price Per share" with respect to any date shall mean the closing price per share of Company's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

     10.  Additional Rights

     10.1 The Holder hereof shall be entitled to all rights as provided in that certain Amended and Restated Investors Rights Agreement, attached hereto as Exhibit C.

     11.  Governing Law

     This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this eighth day of September, 1997.

                                        2WAY MEDIA, INC.


                                        By: /s/ Robert D. Roback
                                            -------------------------------
                                            Name:  Robert D. Roback
                                            Title: President


[SEAL]


Attest:

/s/ Jeffrey M. Mickeal
------------------------------
Name:  Jeffrey M. Mickeal
Title: Secretary

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE


     The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, ________ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                        ---------------------------------
                                        Name of Holder


                                        ---------------------------------
                                        Signature

                                        Address:

                                        ---------------------------------

                                        ---------------------------------

                                        ---------------------------------

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


     The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, ________ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

     The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.



                                        ---------------------------------
                                        Name of Holder


                                        ---------------------------------
                                        Signature

                                        Address:

                                        ---------------------------------

                                        ---------------------------------

                                        ---------------------------------

                                                                       EXHIBIT C


                              AMENDED AND RESTATED
                           INVESTORS RIGHTS AGREEMENT

                                  June 1, 1998


To:  Allen & Company Incorporated

Re: Adjustment of Warrants to purchase shares of Launch Media, Inc. (the "Company") Common Stock


Gentlemen:


As you know, on February 27, 1998 and May 29, 1998, the Company completed the first and second closings, respectively, of its Series D Stock Financing in which the Company issued an aggregate of 16,726,133 shares of its Series D Stock and warrants to purchase up to 2,242,187 shares of its Series D Stock. As such, and in connection with Sections 6.4 and 6.6 of the Warrant Certificate executed by the Company on September 8, 1997 in which the Company issued you Warrants to purchase 1,463,522 shares of the Company's Common Stock (the "Warrant"), the Company hereby adjusts the number of shares of Common Stock issuable upon exercise of the Warrants from 1,463,522 (the number of shares of Common Stock issuable upon exercise of the Warrants prior to the first closing of the Company's Series D Stock financing) to 2,901,028 (the "Adjustment"). The Adjustment has been calculated according to the computation set forth on Annex 1 hereto. Pursuant to Section 6.4(b) of the Warrant, please note that there will be no adjustment to the purchase price of the Warrants which will remain at $0.25 per share. In addition, please note that notwithstanding anything to the contrary herein or in the Warrant Agreement, the right to purchase 178,549 shares under the Warrants will only accrue and become exercisable to the extent that (i) the warrant issued to NBC Multimedia, Inc. on February 27, 1998 becomes exercisable and (ii) the warrant issued to General Electric Capital Corporation on February 27, 1998 becomes exercisable.



                         LAUNCH MEDIA, INC.


                         Signature: /s/ JEFFREY M. MICKEAL
                                    ----------------------------
                         By: Jeffrey M. Mickeal
                         Title: Chief Financial Officer

                                    ANNEX 1

                               WARRANT ADJUSTMENT

                                                                                                                 Contingent
                                       Prior to Pref D Closing   Post Pref D Closing   Without NBC/GE Warrants    Warrants
                                       -----------------------   -------------------   -----------------------   ----------
Common Stock:
Officers & Directors                     3,446,843     16.49%     3,446,843   8.32%      3,446,843      8.86%
Other                                    1,228,432      5.88%     1,228,432   2.96%      1,228,432      3.16%

Preferred Stock:
Series A                                 1,900,800      9.09%     1,900,800   4.59%      1,900,800      4.89%
Series B                                 3,064,102     14.66%     3,064,102   7.39%      3,064,102      7.88%
Series C                                 7,900,117     37.79%     7,900,117  19.06%      7,900,117     20.31%
Series D                                                0.00%    16,726,133  40.36%     16,726,133     43.01%

Warrants:
General Electric Capital Corporation                    0.00%       300,000   0.72%                     0.00%
NBC Multimedia, Inc.                                    0.00%     2,072,163   5.00%                     0.00%
Allen & Company Incorporated             1,463,522      7.00%     2,901,028   7.00%      2,722,479      7.00%       178,549

Options:
Outstanding                              1,406,000      6.72%     1,406,000   3.39%      1,406,000      3.62%
Reserved                                   450,645      2.16%       450,645   1.09%        450,645      1.16%
Other                                       47,000      0.22%        47,000   0.11%         47,000      0.12%
                                        ----------               ----------             ----------
                                        20,907,461    100.00%    41,443,263 100.00%     38,892,551    100.00%
                                        ==========               ==========             ===========